                                [ABFS Letterhead]


                                November XX, 2000


Dear Investor:

Please see the enclosed Rate Supplement dated November XX, 2000 for our most recent rates and terms.

These rates and terms are all available for a minimum investment of $1,000. ABFS Investment Notes also feature interest payable monthly, quarterly, semi-annually, annually, or at maturity.

Please read the Prospectus dated November XX, 2000 and the enclosed Rate Supplement dated November XX, 2000, carefully before investing, or contact us if you require an additional copy. To invest, simply specify the terms of the Note you select, then complete, sign, and mail the Investor Order Form, along with your check payable to ABFS, in the enclosed postage-paid envelope. If you have any questions, or need assistance completing your Investor Order Form, please call us at 1-800-776-4001.


Sincerely,



Jerry Rappaport                                      Ray Bucceroni
Senior Vice President                                Senior Vice President


An offer can only be made by the Prospectus dated November XX, 2000, delivered in conjunction with this Rate Supplement dated November XX, 2000. See "Risk Factors" for a discussion of certain factors which should be considered in connection with an investment in the Notes. Interest is compounded daily based on a 365-day year. The effective annual yield assumes all interest is invested for 365 days. Rates offered are available through November XX, 2000.

The investment notes and money market notes represent obligations of ABFS and are not certificates of deposit or insured or guaranteed by the FDIC or any other governmental agency.

                               [GRAPHIC OMITTED]



           At Your Request,
           ABFS is pleased to provide you
           with the enclosed information
           for your review.


                             What's Inside:

                             o investor order form

                             o reply envelope

                             o prospectus

                             o rate supplement





                 POSTMASTER DELIVER TO THE FOLLOWING ADDRESSEE







                            ------------------------
                               AMERICAN BUSINESS
                            FINANCIAL SERVICES INC.
                            ------------------------(R)

BalaPointe Office Centre    111 Presidential Boulevard    Bala Cynwyd, PA 19004
                                 1.800.776.4000

                               www.ABFSonline.com

                              Investor Order Form
                        (place in the prepaid envelope)

--------------------------------------------------------------------------------
INVESTOR: Please Indicate your investment order below. Fill in all terms and amounts.
--------------------------------------------------------------------------------
Investment Notes
Enclosed is my check for the purchase of an American Business Financial Services, Inc. Investment Note(s). ($1,000 minimum per note)

Please check one of the following interest payment options:
[ ] Compound interest daily and pay at maturity.
    If no interest option is checked, interest will be compounded daily and paid at maturity.
[ ] Compound interest daily and pay interest by check. (on maturities of 12 months or longer)
       [ ] Monthly    [ ] Quarterly    [ ] Semi-Annually    [ ] Annually
I have indicated below the amount I wish to invest for each term selected:

Term __________________________                    Amount $ ____________________

Term __________________________                    Amount $ ____________________

Term __________________________                    Amount $ ____________________

Term __________________________                    Amount $ ____________________

The TOTAL Amount of my INVESTMENT NOTE Purchase is $ ___________________________ Rates established at the date of purchase as set forth in the current Prospectus and Rate Supplement and fixed until maturity.

Money Market Notes

Enclosed is my check for the purchase of American Business Financial Services, Inc. Investment Money Market Note(s).
Initial Rate is established at the date of purchase and is calculated as set forth in the current prospectus.

The TOTAL Amount of my MONEY MARKET NOTE Purchase is $ ________________
(minimum $1,000)
--------------------------------------------------------------------------------

These Notes are not certificates of deposit or other obligations of or guaranteed by a depository institution. The payment of principle and interest on the Notes is not insured or guaranteed by the FDIC or any other governmental agency.

--------------------------------------------------------------------------------
INVESTOR: Please print all information below to complete your order.
--------------------------------------------------------------------------------

Registration Information
Registered Owner _______________________________________  SSN/EIN ______________________________

Telephone Number (____) ________________________________  Date of Birth ________________________

Street Address _________________________________________________________________________________

City ____________________________________________________ State _______ Zip ____________________

Second Joint Owner (if applicable) ______________________ SSN __________________________________

Beneficiary Name ________________________________________ Beneficiary SSN ______________________

Custodian's Name (Only one allowed by Law) _____________________________________________________

Minors Name _____________________________________________ Minor's SSN __________________________
Under the Uniform Gifts to Minors Act

Signature Verification
Under penalties of perjury, I certify that:
1.   The social securtiy number shown on this form is correct.
2. I am not subject to backup withholding, either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding. Only cross out subpart (3) if you are subject to backup withholding.
2.   I am a bona fide resident of the state listed above.
4.   I have received a copy of the Prospectus dated November XX, 2000.

Signature of Registered Owner _____________________________  Date ______________
Joint Signature (if applicable) ___________________________  Date ______________
Payment Instructions

Make your checks payable to: American Business Financial Services, Inc.
   BalaPointe Office Centre     111 Presidential BoulevardBala Cynwyd, PA  19004

--------------------------------------------------------------------------------
                             ABFS Investment Notes
                         BEGIN EARNING THESE HIGH RATES
                  Prospectus Supplement dated November XX, 2000
--------------------------------------------------------------------------------

----------------------------------------------------------------
Term                      Rate                     Annual Yield*
----------------------------------------------------------------
3-5 mos.                   %                             %
6-11 mos.                  %                             %
12-17 mos.                 %                             %
18-23 mos.                 %                             %
24-29 mos.                 %                             %
30-35 mos.                 %                             %
36-47 mos.                 %                             %
48-59 mos.                 %                             %
60-119 mos.                %                             %
120 mos.                   %                             %
----------------------------------------------------------------

                                Money Market Note
                                    Rate: %
                                Annual Yield: %*
           Minimum for Investment Notes and Money Market Notes $1,000
                             For information, call
                                 1.800.776.4001

                               [GRAPHIC OMITTED]

Bala Pointe Office Center    111 Presidential Boulevard, Suite 215    Bala Cynwyd, PA  19004

                               www.ABFSonline.com

--------------------------------------------------------------------------------
AMERICAN BUSINESS FINANCIAL SERVICES, INC. IS A NASDAQ LISTED COMPANY (ABFI).
--------------------------------------------------------------------------------
An offer can only be made by the Prospectus dated November XX, 2000 delivered in conjunction with this Rate Supplement dated November XX, 2000. See "Risk Factors" for a discussion of certain factors which should be considered in connection with an Investment in the Notes.
*The Effective Annual Yield assumes all interest reinvested daily at the stated rate. The rates for the Investment Notes are available through. The interest rate paid on the Money Market Notes is subject to change from time to time at the Company's sole discretion provided that such rate shall not be reduced below % per year. Written notice of any decrease in rate will be provided to holders of such notes at least 14 days prior to the effective date of the change. No notice will be provided in connection with an increase in the interest rate paid on such notes. You may obtain an additional copy of the prospectus, dated __________________, free of charge from American Business Financial Services, Inc. by calling (800) 776-4001.

Subordinated Investment Notes represent obligations of the Company and are not certificates of deposit or insured by the FDIC or any governmental or private entity.

--------------------------------------------------------------------------------
               AMERICAN BUSINESS FINANCIAL SERVICES, INC. (ABFS)
          PROVIDES FINANCIAL PRODUCTS AND SERVICES TO INDIVIDUALS AND
                  BUSINESSES THROUGH OUR SPECIALIZED COMPANIES
               ABFS OPERATES THROUGH OUR FINANCIAL ORGANIZATIONS
--------------------------------------------------------------------------------

                         AMERICAN BUSINESS CREDIT, INC.
Our business loan company has helped many small businesses realize their full potential with loans ranging from $15,000 to $350,000. With our network of highly trained sales professionals, ABC does business in the Northeast, Mid-Atlantic, and Southeast regions. Real estate collateral is required.

                        PROCESSING SERVICE CENTER, INC.
The Processing Service Center, Inc. and its Bank Alliance Program(R) bring success to client banks by increasing loan volume, thus generating fee income and gaining additional CRA credit. PSC does this simply by adding a sub-prime home equity loan product alternative to the bank's existing product mix. The transaction is transparent to bank customers.

                                     NJMIC
NJMIC has built its reputation in the direct-to-broker lending business by delivering first and second mortgages quickly and easily. As a recognized industry leader in lending to people with past or even present credit problems, we offer a loan program for every type of borrower. NJMIC has retail branches in Delaware, Florida, Maryland, New Jersey, New York, Ohio and Pennsylvania.

                                UPLAND MORTGAGE
Upland Mortgage offers first and second mortgages personalized to suit the needs of our customers. We make loans to customers with perfect and less-than-perfect credit for debt consolidation, home improvement, and a variety of other consumer needs. Upland is currently licensed to originate and service home equity loans in 47 states across the United States. Upland Mortgage offers an easy application process and some of the most competitive rates around.





                           For more information, call
                                 1.800.776.4001

                               [GRAPHIC OMITTED]

Bala Pointe Office Center    111 Presidential Boulevard, Suite 215    Bala Cynwyd, PA  19004

AMERICAN BUSINESS FINANCIAL SERVICES, INC. IS A NASDAQ LISTED COMPANY (ABFI).

                               www.ABFSonline.com

                                [GRAPHIC OMITTED]

 AMERICAN BUSINESS FINANCIAL SERVICES, INC., IS A NASDAQ LISTED COMPANY (ABFI).


                             ------------------------
                                AMERICAN BUSINESS
                             FINANCIAL SERVICES INC.
                             ------------------------(R)




BalaPointe Office Centre   111 Presidential Boulevard   Bala Cynwyd, PA 19004
                                 1.800.776.4000

                               www.ABFSonline.com